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                                                                   Exhibit 10.17

                               December 13, 1996



Clark Refining & Marketing, Inc.
8182 Maryland Avenue
St. Louis, Missouri  63105-3721

     Re:  Certain Amendments
          ------------------

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of April 19, 1995 by and among Clark Refining & Marketing, Inc., a Delaware corporation (the "Company"), and certain financial institutions, as amended (the "Credit Agreement"; capitalized not otherwise defined herein have the definitions set forth in the Credit Agreement).

     The undersigned agree that, with respect to clause (ii) of Section 2 of the Collateral Account Agreement, the reference to "640-84230" shall be deleted therefrom and "770-01261" shall be substituted therefor.

     The undersigned agree that Schedule 1.01(e) to the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor Schedule 1.01(e) attached hereto.

     The amendments set forth herein shall become effective upon the execution of a counterpart of this letter agreement by the Company, the Administrative Agent and Banks constituting Majority Banks.

     The agreements set forth herein shall be limited precisely as written and nothing in this letter agreement shall be deemed to waive any term, provision or condition of the Credit Agreement or the Collateral Account Agreement.


                  [Remainder of page is intentionally blank.]


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                              SCHEDULE 1.01(e) TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                      Approved Money Market Mutual Funds
                      ----------------------------------


Manager                      Fund
-------                      ----

AIM                          Liquid Assets Portfolio
                             Prime Portfolio

Federated Investors          Prime Obligations Fund #10
                             Prime Money Market Fund
                             Prime Value Money Market Fund

Fidelity                     U.S. Treasury Portfolio
                             U.S. Treasury Portfolio II
                             U.S. Government Portfolio
                             Domestic Money Market Portfolio
                             Money Market Portfolio

Goldman Sachs                Financial Square Prime Obligations Fund
                             Financial Square Money Market Fund
                             Financial Square Treasury Obligations Fund

Merrill Lynch                Government Fund
                             Institutional Fund

Provident Money Market       Temp Cash
                             Temp Fund

SEI                          Prime Obligations Fund #34


                                       2
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                   CLARK REFINING & MARKETING, INC.

                   By: /s/ M. J. Clark

                   Name: Maura J. Clark

                   Title: Executive Vice President
                             & Chief Financial Officer


                   BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION,
                   as Administrative Agent

                   By: /s/ Leandro Balidoy

                   Name: Leandro Balidoy

                   Title: Vice President


                   BA SECURITIES, INC.,
                   as Technical Agent

                   By: N/A

                   Name:

                   Title:


                   BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION, as an
                   Issuing Bank and as a Bank

                   By: /s/ David E. Sisler

                   Name: David E. Sisler

                   Title: Vice President


                                       3
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                   THE TORONTO-DOMINION BANK, as
                   Syndications Agent, as a Co-Arranger,
                   as an Issuing Bank and as a Bank

                   By: /s/

                   Name:

                   Title:


                   BANKERS TRUST COMPANY, as
                   Documentation Agent, as a Co-Arranger,
                   as an Issuing Bank and as a Bank

                   By: /s/ Basil Palmeri

                   Name: Basil Palmeri

                   Title: Vice President


                   THE FIRST NATIONAL BANK OF
                   BOSTON, as an Issuing Bank and
                   as a Bank

                   By: /s/ J. R. Vaughan, Jr.

                   Name: J. R. Vaughan, Jr.

                   Title: Director


                   BANK OF AMERICA ILLINOIS, N.A.,
                   as an Issuing Bank

                   By: /s/ David Sisler

                   Name: David Sisler

                   Title: Vice President


                   UNION BANK, as a Bank

                   By: /s/ W. M. Roth

                   Name: Walter M. Roth

                   Title: Vice President


                                       4
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                   CREDIT LYONNAIS NEW YORK BRANCH,
                   as a Bank

                   By: /s/ Pascal Poupelle

                   Name: Pascal Poupelle

                   Title: Senior Vice President


                   CREDIT LYONNAIS CAYMAN ISLAND
                   BRANCH, as a Bank

                   By: /s/ Pascal Poupelle

                   Name: Pascal Poupelle

                   Title: Authorized Signature


                   THE LONG-TERM CREDIT BANK OF
                   JAPAN, LTD., CHICAGO BRANCH, as
                   a Bank

                   By: /s/ Richard Stahl

                   Name: Richard Stahl

                   Title: Senior Vice President


                   NBD BANK, as a Bank

                   By:

                   Name:

                   Title:

                                       5
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                   ABN AMRO BANK N.V., CHICAGO
                   BRANCH, as a Bank

                   By: /s/ Scott J. Albert

                   Name: Scott J. Albert

                   Title: Vice President


                   By: /s/ Mary Honda

                   Name: Mary Honda

                   Title: Vice President


                   BANK OF SCOTLAND, NEW YORK
                   BRANCH, as a Bank

                   By: /s/ Elizabeth Wilson

                   Name: Elizabeth Wilson

                   Title: Vice President


                   THE FUJI BANK, LIMITED, CHICAGO
                   BRANCH, as a Bank

                   By: /s/ Peter Chinnici

                   Name: Peter Chinnici

                   Title: Joint General Manager


                   COMERICA BANK, as a Bank

                   By: /s/ Thomas J. Parnell

                   Name: Thomas J. Parnell

                   Title: Vice President


                   THE INDUSTRIAL BANK OF JAPAN,
                   LIMITED, as a Bank

                   By:

                   Name:

                   Title:

                                       6
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                   NATIONAL CITY BANK, as a Bank

                   By: /s/ Barry Robinson

                   Name: Barry Robinson

                   Title: Vice President


                   THE MITSUBISHI TRUST AND BANKING
                   CORPORATION, CHICAGO BRANCH, as
                   a Bank

                   By: /s/ M. Masaki Yamagishi

                   Name: M. Masaki Yamagishi

                   Title: Chief Manager


                   THE YASUDA TRUST AND BANKING
                   CO., LTD., CHICAGO BRANCH
                   as a Bank

                   By: /s/ Koichiro Inouye

                   Name: Koichiro Inouye

                   Title: Joint General Manager


                   WELLS FARGO BANK, N.A.,
                   as a Bank

                   By:

                   Name:

                   Title:

                                       7